Exhibit 10.14.2

                     FIRST AMENDMENT TO THE
                   UNION CARBIDE CORPORATION
            NON-EMPLOYEE DIRECTORS' RETIREMENT PLAN



     The Union Carbide Corporation Non-Employee Directors'
Retirement Plan (the "Plan") is hereby amended as follows:
     1. Section 4 of the Plan is hereby amended by adding the following sentence at the end thereof:
"Effective February 1, 1997, each individual who thereafter becomes a Non-Employee
Director of the Corporation shall no longer be eligible to be a Participant in this Plan."

     2. Section 5.2 of the Plan is hereby amended by adding the following sentence at the end thereof:
"Notwithstanding the foregoing, effective
February 1, 1997, a Participant shall no longer accrue any additional benefits under this Plan."

     3. Section 5.5 of the Plan is hereby amended by adding the following sentence at the end thereof:
"Notwithstanding the foregoing, effective May
1, 1997, the net present value of the Annual
Basic Benefit of each Participant which would otherwise be payable under the terms of the Plan will be automatically rolled over to the Union Carbide Corporation Non Employee
Directors' Compensation Deferral Plan."

     4. Section 7 of the Plan is hereby amended by adding the following sentence at the end thereof:
"Effective February 1, 1997, the Plan is terminated."

     5. The amendments set forth in paragraphs 1, 2 and 4 of this First Amendment shall be effective as of February 1, 1997.
     6.     The amendment set forth in paragraph 3 of this First
Amendment shall be effective as of May 1, 1997.

               UNION CARBIDE CORPORATION

               By: /s/ M.A. Kessinger